AMENDMENT TO SERVICE AGREEMENT
     AMENDMENT made as of this 11th day of December, 2009 to the Service Agreement dated July 1, 2009, by and between the trusts listed in Appendix A, on behalf of themselves and each of their funds, John Hancock Investment Management Services, LLC and John Hancock Advisers, LLC (the “Agreement”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGES IN APPENDIX A
     Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to add the following series, as shown in Appendix A hereto:
     John Hancock Small Company Fund
     Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to delete the following trust and series:
John Hancock World Fund
John Hancock Health Sciences Fund
2. EFFECTIVE DATE
This Amendment shall become effective as of the date first mentioned above.
3.	DEFINED TERMS
Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.
4.	OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeffrey H. Long
	Name:	Jeffrey H. Long
	Title:	Chief Financial Officer

JOHN HANCOCK ADVISERS, LLC
By:	/s/ Jeffrey H. Long
	Name:	Jeffrey H. Long
	Title:	Chief Financial Officer

By all the Trusts listed in Appendix A
By:	/s/ Jeffrey H. Long
	Name:	Keith F. Hartstein
	Title:	President and Chief Executive Officer

APPENDIX A

John Hancock Bond Trust
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund

John Hancock Current Interest
John Hancock Money Market Fund

John Hancock Income Securities Trust

John Hancock Investment Trust
John Hancock Balanced Fund
John Hancock Global Opportunities Fund
John Hancock Small Cap Intrinsic Value Fund
John Hancock Sovereign Investors Fund

John Hancock Investment Trust II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund
John Hancock Small Cap Equity Fund

John Hancock Funds III
John Hancock Classic Value Mega Cap Fund
John Hancock Core High Yield Fund
John Hancock Disciplined Value Fund
John Hancock Global Shareholder Yield Fund
John Hancock Growth Opportunities Fund
John Hancock International Allocation Portfolio
John Hancock International Core Fund
John Hancock International Growth Fund
John Hancock Leveraged Companies Fund
John Hancock Rainier Growth Fund
John Hancock Small Cap Opportunities Fund
John Hancock Small Company Fund
John Hancock U.S. Core Fund
John Hancock Value Opportunities Fund

John Hancock Investors Trust

John Hancock Municipal Securities Trust
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

A-1

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Series Trust
John Hancock Mid Cap Equity Fund

John Hancock Sovereign Bond
John Hancock Bond Fund

John Hancock Strategic Series
John Hancock Strategic Income Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Tax-Exempt Series Fund
John Hancock Massachusetts Tax-Free Income Fund
John Hancock New York Tax-Free Income Fund

A-2